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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-110477, 333-74590 and 333-112452) on Form S-3 and (Nos. 33-82612, 33-46594, 33-27737, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729 and 333-110141) on Form S-8 of Scientific Games Corporation of our report dated February 21, 2003 relating to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Scientific Games Corporation and subsidiaries for the year ended December 31, 2002 and related 2002 financial statement schedule, which report appears in the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2004.

/s/ KPMG LLP

Short Hills, New Jersey
March 16, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM